UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number,  including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐     Pre-commencement communications pursuant to Rule l  3e-4(c) under the Exchange Act (17 CFR 240. l3e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27,  2018,  the Board of Directors (the "Board") of AxoGen, Inc.  (the "Company"), upon recommendation of the Compensation Committee (the "Compensation Committee"), approved certain elements of the compensation payable to the officers named in the table below (collectively, the "Executive Officers").  The following table sets forth the aggregate compensation payable to the Executive Officers for fiscal year 2019,  as approved by the Board.

Name and Principal Position	2019 Base Salary	2019 Target Bonus as Percentage of Base Salary[1]	Stock Option Award[2]	2019 Performance Stock Unit Award[3]	2019 Restricted Stock Unit Award[4]
Karen Zaderej
CEO, President
& Chairman	$ 605,000	85%	59,700 shares	60,100 Units	17,600 Units

Peter Mariani
CFO	$ 390,100	50%	41,800 shares	10,100 Units	10,500 Units

Jon Gingrich	$ 325,100	50%	—	—	—
Chief Commercial
Officer

Gregory G. Freitag
General Counsel	$ 266,800	50%	18,500 shares	7,000 Units	4,600 Units

1.

Upon recommendation of the Compensation Committee the Board established a bonus award plan for the Company's officers (the "2019 Bonus Award Plan"),  including the Executive Officers,  based upon the Company meeting certain established corporate key objectives (the "Key Objectives")  and a final determination by the Board,  in its sole discretion,  that a  bonus granted to a Company officer is appropriate based upon the Company's 2019 performance.  The Key Objectives: (1) relate to revenue and certain operational goals; (2) have established thresholds and target levels;  and (3) are weighted and measured separately in terms of actual level of attainment. The amount of any such bonus for an eligible officer is based upon an assigned percentage of such officer's 2019 base salary.

2.

Stock option awards were granted to Company officers,  including certain Executive Officers.  The stock option awards were in the form of incentive stock options and were granted pursuant to the AxoGen, Inc. 2010 Stock Incentive Plan,  as amended (the "Plan").  All of the granted options have a  ten-year term and an exercise price of $19.17 per share of common stock, par value $0.01 per share (the "Common  Stock"), underlying the options,  which was the closing price of the Common Stock as reported on the NASDAQ Capital Market on December 27, 2018,  the date on which the Board approved such grants, and vest as to 50% of the shares subject to the option on the second anniversary of the grant date, and as to the remaining 50% of the shares subject to the option in 12.5% increments every six months thereafter until fully vested on December 27, 2022.

3.

2019 performance stock units were granted to Company officers, including certain Executive Officers (the "PSU Agreements"). The performance stock unit awards were in the form of performance-based restricted stock units (the "Units") and were granted pursuant to the Plan. Each Unit represents the Company's commitment to issue one share of Common Stock (each such share of Common Stock,  the "Share") at a  future date, subject to certain eligibility,  performance,  vesting and other conditions set forth in the Plan and PSU Agreements. For each of Ms. Zaderej,  Mr. Mariani and Mr.  Freitag,  by February 15, 2021,  the Compensation Committee of the Board will review the Company's gross revenue for the fiscal year ending December 31, 2020. Upon such review and based upon revenue performance criteria in each PSU Agreement, a determination of the number of Shares that may be issued pursuant to the PSU Agreements will be made, which amount could range between zero to 150% of the Units granted.  Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2021 and February 15, 2022 and 33.34% will vest on February 15, 2023, provided that the particular Executive Officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a "Change in Control" (as defined in each  PSU Agreement), prior to the end of the Performance Period (as defined in each PSU Agreement), Shares shall be issued based on the greater of: (i) the Target Performance Units which are those reflected in the table; or (ii) the expected performance as determined by the Compensation Committee in its sole discretion prior to the consummation of the Change in Control, and all such Units will become fully-vested.  In the event of a Change of Control after the Performance Period any Units that have been deemed to be issued and have not yet vested will become fully-vested.

4.

2019 restricted stock units were granted to Company officers, including certain Executive Officers (the “RSU Agreements”).  The restricted stock unit awards were in the form of retention-based restricted stock units (the “Units”) and were granted pursuant to the Plan and form of RSU Agreements.  Each Unit represents the Company’s commitment to issue one Share of Common Stock at a future date, subject to certain eligibility, vesting and other conditions set forth in the Plan and RSU Agreements.

A copy of the form of PSU Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2018.  The Company intends to seek confidential treatment for certain terms of the PSU Agreement in connection with its filing in accordance with the procedures of the U.S. Securities and Exchange Commission.  The foregoing description of the terms of the PSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement in the exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934,  the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2019

AXOGEN, INC.

By:	/s/ Greg Freitag
Name: Greg Freitag
Title: General Counsel